UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____June 24, 2016______

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2016, Northwest Biotherapeutics, Inc. (the “Company”) received a written notice (the “Notice”) from the Staff of The NASDAQ Stock Market LLC (“Nasdaq”) that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days. The Notice has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on The Nasdaq Capital Market under the symbol “NWBO” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 days, or until December 21, 2016, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180-day period.

In the event the Company does not regain compliance by December 21, 2016, the Company may be eligible for an additional 180-day grace period if it meets the initial listing standards (with the exception of the bid price and market value of publicly held shares requirements) for The Nasdaq Capital Market, and provides written notice to Nasdaq of its intention to cure the deficiency during the second 180-day grace period, by effecting a reverse stock split, if necessary. If the Company does not regain compliance within the allotted compliance period(s), Nasdaq will provide notice that the Company’s common stock will be subject to delisting. At that time, the Company could request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). The hearing request would automatically stay any suspension or delisting action until the issuance of the hearing decision and the expiration of any additional extension period granted by the Panel.

The Company intends to monitor the closing bid price of its common stock on an ongoing basis, and consider a range of available options to regain compliance with the share price listing standard. The Company could remedy the deficiency, either now or at a later date, through a reverse stock split. However, the Company currently plans to regain compliance by focusing on progress in its operational programs.

The Company has been engaged in ongoing dialog with Nasdaq Staff and has submitted a remediation plan relating to certain stock issuances to Cognate BioServices, Inc. (“Cognate”) which the Nasdaq Staff had previously notified the Company did not comply with Nasdaq Listing Rules 5635(c) and (d). As the Company previously reported in a Current Report on Form 8-K filed on May 2, 2016, the Company received a letter from the Nasdaq Staff on April 26, 2016, about those stock issuances to Cognate. As of the date of this Current Report, the Company is engaged in an ongoing dialog with the Nasdaq Staff and Cognate regarding the structure and terms of the proposed remediation plan. Upon completion of this dialog and adoption of a resolution, the Company will make a further announcement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 30, 2016

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: June 30, 2016	By:	/s/ Linda F. Powers